                                                                    Exhibit 99.1

                      [TRANSWESTERN PUBLISHING LETTERHEAD]

                                                                PRESS RELEASE

                                                     Contact:   Kimberley Beales
                                                                (858) 467-2815


FOR IMMEDIATE RELEASE
November 12, 2003

                             TRANSWESTERN PUBLISHING
                        ANNOUNCES THIRD QUARTER EARNINGS

SAN DIEGO - TransWestern Publishing Company LLC, a wholly-owned subsidiary of TransWestern Holdings L.P., announced third quarter revenues of $75.7 million, an increase of $0.7 million as compared to the third quarter of 2002. During the third quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) was $18.6 million, an increase of $3.4 million or 22.3% as compared to the same period in 2002. Net income for the quarter increased $4.5 million, from a loss of $4.1 million in the third quarter of 2002 to income of $0.4 million in the same period in 2003. (See the financial tables accompanying this release for a reconciliation of EBITDA to net income and for a further discussion of the use of EBITDA).

Increased revenue for the quarter was due to publication of eight new directories which contributed $4.2 million in revenue, and 39 directories which moved into the period that added $41.3 million to the quarterly revenues. This was partially offset by 40 directories that moved out of the third quarter of 2003 that contributed $44.6 million in revenue in 2002. Revenues for the 33 directories that published in both periods decreased $0.2 million. Year to year changes in the publishing schedule and lower than historic same book revenue growth reflect continued understaffing within the sales organization and the company's strict enforcement of its credit policy.

Income from operations was $8.6 million in the third quarter of 2003 compared to $4.5 million in the third quarter of 2002 as a result of lower general and administrative costs. Interest expense decreased by $0.7 million, or 7.9%, in the third quarter of 2003 as compared to the third quarter of 2002 due to slightly lower interest rates and lower debt levels.

For the nine months ended September 30, 2003 bookings have increased to $234.8 million, an increase of 5.5% as compared to the same period in 2002.

                                  - continued -

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TRANSWESTERN PUBLISHING
Page 2

During the nine months ended September 30, 2003, TransWestern Publishing published 202 directories, as compared to the 212 directories published in the same period in 2002. As a result of changes in the publication schedule, 166 of the same directory titles were published in both periods, 19 new directory titles were published, 17 directory titles moved into the period, and 46 directory titles moved out.

Principally reflecting these changes to the publishing schedule, total revenue for the nine months ended September 30, 2003 was $207.4 million as compared to $238.6 million for the same period in 2002. A total of 46 directories contributing $52.6 million in revenue in 2002 moved out of the nine month period ended September 30, 2003. The negative impact of these scheduling changes was partially offset by the introduction of 19 new directories contributing $11.1 million in revenue, and 17 directories which moved into the period adding $12.0 million in revenue. For the same 166 directories published in both periods revenues decreased $1.7 million. The decrease was a result of a large number of customers who had past due balances that were not allowed to renew under our credit policy. Also reflecting the changes in the publishing schedule, EBITDA in the nine-month period decreased $15.4 million or 23.0 percent from $66.8 million in the nine months ended September 30, 2002 to $51.4 million in 2003.

TransWestern Publishing's President and Chief Executive Officer, Rick Puente, commented on the results, "The Company's primary focus for 2003 has been on increasing the size and productivity of our sales organization to levels that would reduce the continuing impact of scheduling delays in 2004 and to begin to restore historic levels of same book revenue growth. Also, on the positive side, our simultaneous efforts directed at improving customer collections and reducing customers claims has resulted in a significant increase in cash flow from operations and a reduction in our outstanding debt balances."

TransWestern Publishing will host a conference call to discuss the third quarter and year to date results on November 13, 2003 at 1:00 p.m. EDT. The call can be accessed by dialing (800) 776-9117. The call will be recorded with replay accessible from November 13, 2003 through November 20, 2003 by dialing (800) 615-3210, passcode 313222. This press release and other financial and statistical information to be discussed on the conference call are available at www.worldpages.com under heading about us/newsroom.

TransWestern Publishing is a California-based independent telephone directory publisher with 335 community-oriented telephone directories in 25 states.

This news release contains forward-looking statements about the Company's future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by such forward looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among others: general economic conditions, the Company's high level of indebtedness, account executive hiring and retention rates and risks relating to the acquisition and start-up of new directories. More information about these and other risks and uncertainties faced by the Company is contained in the Company's most recent registration statement, which is on file with the Securities and Exchange Commission.

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TRANSWESTERN PUBLISHING
Page 3

                       TRANSWESTERN PUBLISHING COMPANY LLC
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                             AS OF SEPTEMBER 30,
                                                           2003             2002
                                                         ---------       ---------
                                                               (Unaudited)
ASSETS
Total current assets                                     $ 121,921       $ 167,857
Property, equipment and leasehold improvements, net          5,077           5,660
Acquired intangibles, net                                  208,258         249,836
Other assets, primarily debt issuance costs, net             9,238          11,574
Deferred tax asset                                           6,255               0
                                                         ---------       ---------
Total assets                                             $ 350,749       $ 434,927
                                                         =========       =========
LIABILITIES AND MEMBER DEFICIT
Total current liabilities                                $  98,955       $  84,740
Long term debt:
  Senior Credit Facility                                   177,989         222,888
  9 5/8% Series F Senior Subordinated Notes                215,544         215,676
  Acquisition debt                                             100             300
                                                         ---------       ---------
Total Long term debt:                                      393,633         438,864
  Member deficit                                          (141,839)        (88,677)
                                                         ---------       ---------
TOTAL LIABILITIES AND MEMBER DEFICIT                     $ 350,749       $ 434,927
                                                         =========       =========
WORKING CAPITAL                                          $  22,966       $  83,117
TRADE RECEIVABLES, NET                                   $  80,608       $ 103,428


                                  - continued -


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TRANSWESTERN PUBLISHING
Page 4

                       TRANSWESTERN PUBLISHING COMPANY LLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                            SEPTEMBER 30,                  SEPTEMBER 30,
                                         2003           2002           2003            2002
                                       --------       --------       ---------       ---------
                                            (Unaudited)                     (Unaudited)
Net revenues                           $ 75,706       $ 75,036       $ 207,360       $ 238,552
Cost of revenues                         14,102         14,211          36,058          43,132
                                       --------       --------       ---------       ---------
Gross profit                             61,604         60,825         171,302         195,420
Operating expenses:
  Sales and marketing                    37,800         37,080         104,160         108,007
  General and administrative             15,157         19,199          46,551          52,236
                                       --------       --------       ---------       ---------
Total operating expenses                 52,957         56,279         150,711         160,243
                                       --------       --------       ---------       ---------
Income from operations                    8,647          4,546          20,591          35,177
Other income, net                           182            262             600             933
Interest expense                         (7,966)        (8,653)        (24,590)        (25,963)
                                       --------       --------       ---------       ---------
Income (loss) before taxes                  863         (3,845)         (3,399)         10,147
Tax provision                              (493)          (239)         (3,297)         (1,042)
                                       --------       --------       ---------       ---------
NET INCOME (LOSS)                      $    370       $ (4,084)      $  (6,696)      $   9,105
                                       ========       ========       =========       =========
NET INCOME (LOSS) PER MEMBER UNIT      $    370       $ (4,084)      $  (6,696)      $   9,105
                                       ========       ========       =========       =========
EBITDA DATA:
Net income (loss)                      $    370       $ (4,084)      $  (6,696)      $   9,105
  Interest expense                        7,966          8,653          24,590          25,963
  Depreciation and amortization           9,805         10,425          30,217          30,663
  Tax provision                             493            239           3,297           1,042
                                       --------       --------       ---------       ---------
EBITDA                                 $ 18,634       $ 15,233       $  51,408       $  66,773
                                       ========       ========       =========       =========


EBITDA is not a measure of performance under accounting principles generally accepted in the United States (GAAP). EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data presented in accordance with GAAP, or as a measure of profitability or liquidity. However, management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. The Company's definition of EBITDA may not be comparable to that of other companies.

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